                                                                    Exhibit 23.1

                       Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333-37529) and the related prospectus of Aasche Transportation Services, Inc. for the registration of 701,809 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1997 with respect to the consolidated financial statements of Aasche Transportation Services, Inc., included in its annual report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                               Ernst & Young, LLP

Chicago, Illinois

November 25, 1997




                                       12